Exhibit 99.1

NeuroOne® Reports First Quarter Fiscal Year 2024 Financial Results and Provides Corporate Update

EDEN PRAIRIE, Minn., February 13, 2024 (GlobeNewswire) -- NeuroOne Medical Technologies Corporation (NASDAQ: NMTC) (“NeuroOne” or the “Company”), a medical technology company focused on improving surgical care options and outcomes for patients suffering from neurological disorders, today announces its operating results for the first quarter fiscal year 2024 ended December 31, 2023.

First Quarter Fiscal Year 2024 and Recent Business Updates

Financial Highlights:

●	Product revenue of $978,000 in Q1 2024, compared to $115,000 in Q1 2023

●	Raised an additional $2.8 million using the ATM Offering in December 2023 and January 2024

Evo® sEEG:

●	Customer feedback remains positive as commercial launch expands with new accounts

●	Product exhibited at annual meeting of American Epilepsy Society (AES) in December 2023

●	Completed full sales force training for Zimmer Biomet personnel in January 2024

OneRF™ Ablation System:

●	Received FDA 510(k) clearance in December 2023 to market the OneRF™ Ablation System for creation of radiofrequency lesions in nervous tissue for functional neurosurgical procedures

●	Placed component orders for OneRF™ Ablation System and began preparing for pending product launch targeted in the second calendar quarter of 2024.

●	Submitted an ICD-10-PCS hospital inpatient code application to the Centers for Medicare and Medicaid Services (CMS) for the OneRF™ ablation procedure, to support accurate data collection and processing of reimbursement claims by hospitals for the ablation procedure

●	Presented posters on pre-clinical experience with OneRF™ Ablation System at the Society for Neuroscience (SFN) and the AES annual meetings

Drug Delivery Program:

●	Completed feasibility bench top testing and animal study demonstrating the ability to deliver a therapy and provide recording capabilities using the sEEG drug delivery system.

●	Continued discussions with potential strategic partners for use in clinical studies and research

Spinal Cord Stimulation Program:

●	Completed preclinical study of the first acute electrophysiology experiment with NeuroOne’s lead in a sheep model

●	Presented poster on pre-clinical experience with thin-film paddle leads at North American Neuromodulation Society (NANS) in January 2024

Dave Rosa, CEO of NeuroOne, commented, “We are very pleased with our results this quarter, highlighted by reaching a milestone achievement with FDA clearance of our OneRF™ Ablation System. This represents the Company’s third product family to be cleared by the FDA and the Company’s first combination device that has an indication for both recording electrical activity and ablation of nervous tissue. We are very excited to be the first to market this novel technology in the United States and are preparing to initiate a limited commercial launch of the OneRF™ Ablation System in the second quarter of calendar year 2024. We believe the OneRF™ Ablation System, with combination diagnostic and therapeutic functionality, has the capability to create a paradigm shift in neurosurgical procedures. We are also pleased with the continued expansion of Zimmer Biomet’s launch of the Evo SEEG electrode and the related increase in revenue over past quarters. We expect this trend to continue with the expansion of additional centers. We believe the launch of the OneRF™ Ablation System will also have a positive impact on Evo sEEG customer demand. Coupled with the progress on our drug delivery and spinal cord stimulation programs, we remain confident in our strategic plan.”

Key Upcoming Milestones

Evo® sEEG:

●	Revenue expected to increase with the addition of new accounts by Zimmer Biomet and with the introduction of the OneRF™ Ablation System

OneRF™ Ablation System:

●	Initiate a limited commercial launch of the OneRF™ Ablation System in the second quarter of calendar year 2024

●	Continue to explore additional applications and strategic partnership opportunities for ablation in neurology and other attractive markets that could benefit from NeuroOne’s high-resolution, thin-film electrode technology

Drug Delivery Program:

●	Refine prototype design and testing including preclinical in-vivo study

●	Continue to identify potential strategic partners to utilize NeuroOne’s drug delivery device in clinical studies and research

Spinal Cord Stimulation Program:

●	Complete animal study to evaluate stimulation and battery performance using the Company’s spinal cord stimulation electrode technology

●	Complete cadaver lab with our Spinal Cord Stimulation Advisory Board to further advance the development of the percutaneous implantation technique for NeuroOne’s thin-film paddle electrodes for spinal cord stimulation

First Quarter Fiscal Year 2024 Financial Results

Product revenue was $978,000 in the first quarter of fiscal 2024, compared to product revenue of $115,000 in the first quarter of fiscal 2023. The Company had no collaboration revenue in the first quarter of fiscal 2024, compared to collaboration revenue of $1,455,000 in the first quarter of fiscal 2023. Collaboration revenue in 2023 was derived from the Zimmer Development Agreement and represents the portion of the exclusivity and milestone fee payments eligible for revenue recognition during the period.

Total operating expenses in the first quarter of fiscal 2024 were $3.7 million, compared with $3.2 million in the first quarter of fiscal 2023. R&D expense in the first quarter of fiscal 2024 was $1.5 million compared with $1.6 million in the same period of fiscal 2023. SG&A expense in the first quarter of fiscal 2024 was $2.2 million compared with $1.7 million in the first quarter of fiscal 2023.

Net loss was $3.3 million for the first quarter of fiscal 2024, compared to a net loss of $1.7 million in the first quarter of fiscal 2023.

In December 2023, the Company sold common stock under the ATM Offering at an average price of $1.45 per share, from which the Company received net proceeds of $1.2 million.

As of December 31, 2023, the Company had cash, cash equivalents, and short-term investments of $2.7 million, compared to $5.3 million as of September 30, 2023. The Company had working capital of $3.7 million as of December 31, 2023, compared to working capital of $5.5 million as of September 30, 2023.

The Company had no debt outstanding as of December 31, 2023.

Conference Call and Webcast

Tuesday, February 13, 2024 – 4:30 PM Eastern Time

Participant Dial-In:

888-506-0062 / +1 973-528-0011

Access Code:

540724

Live Webcast:

Join here.

Phone Replay:

877-481-4010/ +1 919-882-2331

Available through February 27, 2024

Webcast Replay:

Available for 12 months

About NeuroOne

NeuroOne Medical Technologies Corporation is a developmental stage company committed to providing minimally invasive and hi-definition solutions for EEG recording, brain stimulation and ablation solutions for patients suffering from epilepsy, Parkinson’s disease, dystonia, essential tremors, chronic pain due to failed back surgeries and other related neurological disorders that may improve patient outcomes and reduce procedural costs. The Company may also pursue applications for other areas such as depression, mood disorders, pain, incontinence, high blood pressure, and artificial intelligence.  For more information, visit nmtc1.com.

Forward Looking Statements

This press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Except for statements of historical fact, any information contained in this press release may be a forward–looking statement that reflects NeuroOne’s current views about future events and are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. In some cases, you can identify forward–looking statements by the words or phrases “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “target,” “seek,” “contemplate,” “continue, “focused on,” “committed to” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. Forward–looking statements may include statements regarding the development of the Company’s electrode technology program, applications for, or receipt of, regulatory clearance, the timing and extent of product launch and commercialization of our technology, receipt of revenues from sale of the sEEG electrodes, timing and success of any clinical and pre-clinical testing, the timing and extent of product launch and commercialization of our OneRF Ablation System, the potential capabilities of our OneRF Ablation System, SCS and drug delivery programs, business strategy, market size, potential growth opportunities, future operations, future efficiencies, and other financial and operating information. Although NeuroOne believes that we have a reasonable basis for each forward-looking statement, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain. Our actual future results may be materially different from what we expect due to factors largely outside our control, including risks that the partnership with Zimmer Biomet may not facilitate the commercialization or market acceptance of our technology; whether due to supply chain disruptions, labor shortages or otherwise; risks that our technology will not perform as expected based on results of our pre-clinical and clinical trials; risks related to uncertainties associated with the Company’s capital requirements to achieve its business objectives and ability to raise additional funds: the risk that we may not be able to secure or retain coverage or adequate reimbursement for our technology; uncertainties inherent in the development process of our technology; risks related to changes in regulatory requirements or decisions of regulatory authorities; that we may not have accurately estimated the size and growth potential of the markets for our technology; risks relate to clinical trial patient enrollment and the results of clinical trials; that we may be unable to protect our intellectual property rights; and other risks, uncertainties and assumptions, including those described under the heading “Risk Factors” in our filings with the Securities and Exchange Commission. These forward–looking statements speak only as of the date of this press release and NeuroOne undertakes no obligation to revise or update any forward–looking statements for any reason, even if new information becomes available in the future.

Caution: Federal law restricts this device to sale by or on the order of a physician.

Contact:

800-631-4030

ir@nmtc1.com

NeuroOne Medical Technologies Corporation

Balance Sheets

(unaudited)

	As of December 31, 2023	As of September 30, 2023
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$2,680,985	$5,322,493
Accounts receivable	543,399	—
Inventory	1,608,657	1,726,686
Prepaid expenses and other assets	259,966	263,746
Total current assets	5,093,007	7,312,925
Intangible assets, net	83,998	89,577
Right-of-use assets	140,198	169,059
Property and equipment, net	505,175	525,753
Total assets	$5,822,378	$8,097,314

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$760,000	$685,104
Accrued expenses and other liabilities	623,240	1,107,522
Total current liabilities	1,383,240	1,792,626
Operating lease liability, long term	20,982	55,284
Total liabilities	1,404,222	1,847,910

Commitments and contingencies (Note 4)

Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued or outstanding.	—	—
Common stock, $0.001 par value; 100,000,000 shares authorized; 24,831,090 and 23,928,945 shares issued and outstanding as of December 31, 2023 and September 30, 2023, respectively.	24,831	23,929
Additional paid–in capital	70,424,528	68,911,778
Accumulated deficit	(66,031,203)	(62,686,303)
Total stockholders’ equity	4,418,156	6,249,404
Total liabilities and stockholders’ equity	$5,822,378	$8,097,314

NeuroOne Medical Technologies Corporation

Statements of Operations

(unaudited)

	For the three months ended December 31,
	2023	2022

Product revenue	$977,649	$114,579
Cost of product revenue	711,335	126,886
Product gross profit (loss)	266,314	(12,307)

Collaborations revenue	—	1,455,188

Operating expenses:
Selling, general and administrative	2,173,472	1,663,737
Research and development	1,483,317	1,563,496
Total operating expenses	3,656,789	3,227,233
Loss from operations	(3,390,475)	(1,784,352)
Other income	45,575	51,583
Loss before income taxes	(3,344,900)	(1,732,769)
Provision for income taxes	—	—
Net loss	$(3,344,900)	$(1,732,769)
Net loss per share:
Basic and diluted	$(0.14)	$(0.11)
Number of shares used in per share calculations:
Basic and diluted	23,995,610	16,230,997